[LETTERHEAD COZEN AND O'CONNOR]



                                                  August 14, 1996




Kleinert's, Inc.
120 West Germantown Pike
Suite 100
Plymouth Meeting, PA 19462

                  Re:   Securities and Exchange Commission -
                        Registration Statement on Form S-4

Gentlemen:

                  As counsel to Kleinert's, Inc. (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 56,000 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), that may be issued to holders of Common Stock of Scott Mills, Inc. ("Scott Mills Shares") and options to purchase Scott Mills Shares in a merger transaction (the "Merger") pursuant to an Agreement and Plan of Merger dated as of June 10, 1996 among the Company, Scott Mills, Inc. and Kleinert's, Inc. of Alabama (the "Merger Agreement").

                  In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and its Bylaws, as each has been amended to date, resolutions of its Board of Directors, the Merger Agreement and such other documents and records relating to the Company and the issuance and sale of the Common Stock as we have deemed appropriate for the purpose of rendering this opinion.




                                   EXHIBIT "5"

Kleinert's, Inc.
August 14, 1996
Page  2
- -------------------------


                  In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of the officers of the Company.

                  Based upon the foregoing examination, and the information supplied, it is our opinion that the Common Stock to be issued by the Company in the Merger pursuant to the Merger Agreement are duly authorized and, when issued and paid for in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

                  We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,



                                            COZEN AND O'CONNOR

SNH:jmdl




                                   EXHIBIT "5"